Exhibit 99.1

Celebrate Express, Inc. Announces Operational Changes And Provides Additional Information Concerning The Previously Announced Dividend.

KIRKLAND, WA—(BUSINESS WIRE)—April 26, 2007—Celebrate Express, Inc. (Nasdaq: BDAY), a leading online and catalog retailer of celebration products for families, today announced that it will be consolidating its customer service and print manufacturing operations into its Greensboro, North Carolina facility. The decision will impact approximately 48 employees in the Company’s Kirkland, Washington location.

Kevin Green, chief executive officer of Celebrate Express stated, “The Company is taking these steps in an effort to streamline operations, lower costs and, in turn, become more competitive. The employees affected have served the company well, some for many years. While this is a difficult decision, we believe that it is clearly the right one.”

The Company currently estimates that the total one-time cost of these actions will range from $250,000 to $300,000. The annualized benefits are projected at approximately twice the one-time costs.

Mr. Green continued, “We expect the consolidation to be completed by July 2007. These changes will allow the Company to nearly vacate one of its two leased buildings in Kirkland, Washington. We are currently investigating the possibility of subleasing this space to reduce the rent expense to which Celebrate Express is obligated through December 2008. Given there is no incremental rent obligation in our Greensboro location associated with this decision, subletting this space would represent additional savings.”

Additional Information Regarding the Previously Announced Dividend

Celebrate Express also announced that the Company has estimated the breakdown of the special, one-time cash dividend of $1.25 per common share payable today to shareholders of record on April 12, 2007. Though the exact breakdown will not be determined until later in the year, for U.S. federal income tax purposes, Celebrate Express currently estimates that less than 10% of this distribution will be considered a dividend, while the remainder would be considered a non-dividend distribution. This breakdown is based on the Company’s estimated current and accumulated earnings and profits through the end of the Company’s 2007 fiscal year. As a result, such tax treatment is subject to change. Shareholders are encouraged to consult with their own tax and financial advisors regarding the implications of this special dividend on their individual tax position.

Forward-looking Statements

This press release contains forward-looking statements, including, without limitation, all statements related to plans, future events and financial performance. Forward-looking statements are identifiable by words such as “estimates,” “expected,” “expect,” “would,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Our actual results and timing of events could differ materially, our ability to manage our costs, our ability to manage our print and call center operations, our ability to effectively consolidate our print and call center operations, our ability to recruit replacement call center employees and other key personnel in Greensboro, and other risks detailed in our filings with the Securities and Exchange Commission, including our most recent Quarterly report filed on Form 10-Q and Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which reflect only an analysis and speak only as of the date of this press release. Celebrate Express undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

About Celebrate Express, Inc.

Celebrate Express is a leading online and catalog retailer of celebration products serving families with young children. The Company currently operates two brands: Birthday Express markets children’s party products, and Costume Express markets costumes and accessories. The Company utilizes its branded website Celebrateexpress.com, complemented by its branded catalogs, to offer products as complete coordinated solutions. The Company’s goal is to help families celebrate the special moments in their lives. For more information, please visit www.celebrateexpress.com.

CONTACT: Celebrate Express, Inc.

Darin White (Investor Relations)

425-250-1064 x186

Invest@celebrateexpress.com